Exhibit 99.1

Abundia Global Impact Group Announces Pricing of $20 Million Registered Direct Offering of Common Stock

HOUSTON, TX — February 19, 2026 — Abundia Global Impact Group, Inc. (NYSE: AGIG) (“Abundia” or the “Company”), a low-carbon energy solutions company focused on converting biomass and plastics waste into high-value low-carbon fuels, today announced that it has entered into a securities purchase agreement with a new fundamental institutional investor for the purchase and sale of 5,934,718 shares of common stock (or pre-funded warrants in lieu thereof) in a registered direct offering. The offering is expected to result in gross proceeds of approximately $20 million, before deducting offering expenses. The closing of the offering is expected to occur on or about February 23, 2026, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from this investment to complete the Front-End Engineering and Design (FEED) study, finalize the acquisition of RPD Technologies, reduce debt, initiate construction of its innovation hub, and for working capital and general corporate purposes.

Titan Partners, a division of American Capital Partners, is acting as the sole placement agent for the offering.

“Today’s financing represents an important milestone for Abundia as we advance toward commercial deployment,” said Ed Gillespie, Chief Executive Officer of Abundia. “This transaction will meaningfully de-risks our near-term objectives and is expected to fully fund the completion of our FEED study, the advancement of the RPD Technologies acquisition, and the accelerated development of our innovation hub. Together, these initiatives represent critical value inflection points as we build a scalable platform for long-term growth.”

This offering is being made in the United States pursuant to an effective shelf registration statement on Form S-3 (File No. 333-290308) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that became effective on November 3, 2025. The offering is made only by means of a prospectus supplement, which will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Abundia Global Impact Group, Inc.

Abundia Global Impact Group, Inc. (NYSE: AGIG), formerly Houston American Energy Corp., is a low-carbon energy company focused on converting waste into value. Headquartered in Houston, Texas, we are developing commercial-scale facilities that transform waste plastics and biomass into drop-in fuels and low-carbon chemical feedstocks. Our flagship project at Cedar Port positions Abundia at the center of the Gulf Coast’s energy and chemical infrastructure, with access to feedstock supply chains, upgrading partners, and end markets.

For more information, please visit www.abundiaimpact.com.

Forward-Looking Information

This press release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “could,” “intend,” “expect,” “plan,” “predict,” “potential” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this press release includes, but is not limited to, statements about the amount of proceeds from the offering and use of such proceeds. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting the Company’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on NYSE American, the Company’s ability to predict its rate of growth, and (ii) other risks as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

Investors:

CORE IR
IR@abundiaglobalimpactgroup.com